Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF OLD LINE BANCSHARES, INC. AND BAYBANCORP, INC.

The following unaudited pro forma combined balance sheets as of March 31, 2018 and unaudited pro forma condensed combined statements of income for the three month period ended March 31, 2018, and the twelve months ended December 31, 2017, illustrate the effect of the merger of Bay Bancorp, Inc. with and into Old Line Bancshares, Inc. (“Old Line Bancshares”). We have based the unaudited pro forma condensed combined financial statements on the unaudited balance sheets at March 31, 2018, the unaudited consolidated statements of income for the three month periods ended March 31, 2018, and the audited statements of income for the twelve months ended December 31, 2017 of Bay Bancorp, Inc. and Old Line Bancshares.

As required by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805- Business Combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of Bay Bancorp, Inc. to fair value as of the balance sheet date. Under this method, we will record Bay Bancorp, Inc.’s assets and liabilities as of April 13, 2018, the date of the acquisition, at their respective fair values and add them to those of Old Line Bancshares. We will record in goodwill any difference between the purchase price for Bay Bancorp, Inc. and the fair value of the identifiable net assets acquired (including core deposit intangibles); however, these are subject to change for a one-year period if material information that existed at the acquisition date previously unknown becomes known. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. We will not expense the amortization of the goodwill that results from the acquisition, if any, but will review it for impairment at least annually. To the extent there is an impairment of the goodwill, we will expense the impairment. We will amortize to expense core deposit and other intangibles with definite useful lives that we record in conjunction with the merger. Financial statements that Old Line Bancshares issues after the acquisition will reflect the results attributable to the acquired operations of Bay Bancorp, Inc. beginning on April 13, 2018, the date of completion of the acquisition.

In connection with the acquisition, Old Line Bancshares is currently working to consolidate the operations of Bay Bancorp, Inc. We continue to assess the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies. We will record any additional cost associated with such decisions as incurred and have not included them in the pro forma adjustments to the pro forma consolidated statements of income. We have not included these savings in the pro forma consolidated statements of income and there are no assurances that we will realize these reductions.

We have provided the unaudited pro forma information for information purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that we would have achieved had we consummated the merger on the dates or at the beginning of the periods presented, and it is not necessarily indicative of future results. You should read the unaudited pro forma financial information in conjunction with notes thereto and the audited consolidated financial statements and the notes thereto of Old Line Bancshares and Bay Bancorp, Inc. Actual results may be materially different than the pro forma data presented.

We have made certain reclassification adjustments to the pro forma financial statements to conform to Old Line Bancshares’ financial statement presentation.

Old Line Bancshares, Inc.

Consolidated Proforma Balance Sheet with Bay Bancorp, Inc.

(Unaudited)

	Old Line	Bay	Proforma		Proforma
	Bancshares, Inc.	Bancorp, Inc.	Adjustments		Combined
	March 31, 2018	March 31, 2018	March 31, 2018		March 31, 2018

Cash and due from banks	$85,617,226	$5,743,130	$		$91,360,356
Interest bearing deposits in other financial institutions	2,687,988	18,812,465			21,500,453
Federal funds sold	200,366	587,300			787,666
Total cash and cash equivalents	88,505,580	25,142,895	-		113,648,475
Investment securities available for sale-at fair value	210,353,788	53,165,939	(1,567,702)	(4)	261,952,025
Investment securities held to maturity, at amortized cost	-	1,051,172	-		1,051,172
Loans held for sale, fair value of $4,073,887	3,934,086	-	-		3,934,086
Loans held for investment (net of allowance for loan losses of $6,257,519 for Old Line Bancshares, Inc. and $4,390,882 for Bay Bancorp, Inc.)	1,756,576,833	545,404,391	(3,116,712)	(5)	2,298,864,512
Equity securities at cost	7,782,847	1,986,900	-		9,769,747
Premises and equipment	40,991,968	3,182,327	-	(9)	44,174,295
Accrued interest receivable	5,310,151	2,163,473	-		7,473,624
Prepaid income taxes	-	2,007,484	-		2,007,484
Deferred income taxes	8,547,392	2,081,388	(786,330)	(10)	9,842,450
Bank owned life insurance	41,849,569	16,319,198	-		58,168,767
Annuity plan	5,981,809	-	-		5,981,809
Other real estate owned	1,799,598	1,041,079	-	(6)	2,840,677
Goodwill	25,083,675	-	68,695,820	(1)	93,779,495
Core deposit intangible	5,985,657	2,067,197	9,176,517	(3)	17,229,371
Other assets	8,008,664	826,350	(57,720)	(11)	8,777,294
Total assets	$2,210,711,617	$656,439,793	$72,343,873		$2,939,495,283

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing	$572,119,981	$128,283,968	$-		$700,403,949
Interest bearing	1,213,584,463	419,019,509	775,229	(6)	1,633,379,201
Total deposits	1,785,704,444	547,303,477	775,229		2,333,783,150
Short term borrowings	161,477,872	32,800,000	-		194,277,872
Long term borrowings	38,172,653	-	-		38,172,653
Supplemental executive retirement plan	5,975,159	-	-		5,975,159
Defined benefit pension liability	-	639,756	750,000	(7)	1,389,756
Income taxes payable	4,182,749	-	-		4,182,749
Other liabilities	4,805,950	2,896,230	-		7,702,180
Total liabilities	2,000,318,827	583,639,463	1,525,229		2,585,483,519

Stockholders' equity
Common stock	125,667	10,703,181	(10,659,100)	(1)(2)	169,748
Preferred Stock	-	-			-
Additional paid-in capital	149,691,736	41,852,652	101,722,624	(1)(2)	293,267,012
Retained earnings	66,573,919	20,565,021	(20,565,404)	(1)(2)	66,573,536
Accumulated other comprehensive income	(5,998,532)	(320,524)	320,524	(1)(2)	(5,998,532)
Total stockholders' equity	210,392,790	72,800,330	70,818,644		354,011,764
Total liabilities and stockholders' equity	$2,210,711,617	$656,439,793	$72,343,873		$2,939,495,283

Old Line Bancshares, Inc.

Consolidated Proforma Statement of Income with Bay Bancorp, Inc.

(Unaudited)

	Old Line	Bay	Proforma	Proforma
	Bancshares, Inc.	Bancorp, Inc.	Adjustments	Combined
	March 31, 2018	March 31, 2018	March 31, 2018	March 31, 2018

Interest Income
Loans, including fees	$19,700,762	$6,900,891	$215,250	$26,816,903
U.S. treasury securities	10,029	46,300		56,329
U.S. government agency securities	81,542	41,593		123,135
Corporate bonds	200,469	52,947		253,416
Mortgage backed securities	575,018	193,134		768,152
Municipal securities	500,620	26,641		527,261
Federal funds sold	665	2,023		2,688
Other	255,234	86,533		341,767
Total interest income	21,324,339	7,350,062	215,250	28,889,651
Interest expense
Deposits	2,306,733	526,677	(107,500)	2,725,910
Borrowed funds	1,334,831	129,876		1,464,707
Total interest expense	3,641,564	656,553	(107,500)	4,190,617
Net interest income	17,682,775	6,693,509	322,750	24,699,034
Provision for loan losses	394,896	300,000		694,896
Net interest income after provision for loan losses	17,287,879	6,393,509	322,750	24,004,138
Non-interest income
Service charges on deposit accounts	576,584	110,318		686,902
Payment sponsorship fees	—	726,420		726,420
Earnings on bank owned life insurance	292,936	113,846		406,782
Gain on disposal of assets	14,366	—		14,366
Rental Income	198,444	—		198,444
Income on marketable loans	418,472	15,677		434,149
Other fees and commissions	294,219	4,179		298,398
Total non-interest income	1,795,021	970,440	—	2,765,461
Non-interest expense
Salaries and benefits	5,485,450	3,306,174		8,791,624
Occupancy and equipment	1,980,401	620,228		2,600,629
Data processing	609,639	402,496		1,012,135
FDIC insurance and State of Maryland assessments	188,071	75,051		263,122
Merger and integration	—	57,825		57,825
Core deposit premium amortization	312,313	173,929	350,000	836,242
Loss (gain) on sales of other real estate owned	12,516	—		12,516
OREO expense	184,994	24,938		209,932
Directors Fees	170,550	32,950		203,500
Network services	79,205	—		79,205
Telephone	204,424	27,469		231,893
Other operating	1,764,396	693,360		2,457,756
Total non-interest expense	10,991,959	5,414,420	350,000	16,756,379

Income before income taxes	8,090,941	1,949,529	(27,250)	10,013,220
Income tax expense	2,025,759	564,782	(7,500)	2,583,041
Net income available to common stockholders	$6,065,182	$1,384,747	$(19,750)	$7,430,179

Basic earnings per common share	$0.48	$0.13		$0.44
Diluted earnings per common share	$0.48	$0.13		$0.43
Dividend per common share	$0.08	$—		$0.08

Weighted average common shares outstanding	12,544,266		4,408,087	16,952,353
Effect of Diluted Shares	199,016			199,016
Diluted Shares	12,743,282		4,408,087	17,151,369

The accompanying notes are an integral part of these consolidated financial statements

Old Line Bancshares, Inc.

Consolidated Proforma Statement of Income with Bay Bancorp, Inc.

(Unaudited)

	Old Line	Bay	Proforma	Proforma
	Bancshares, Inc.	Bancorp, Inc.	Adjustments	Combined
	December 31, 2017	December 31, 2017	December 31, 2017	December 31, 2017

Interest Income
Loans, including fees	$68,132,398	$26,019,282	$861,000	$95,012,680
U.S. treasury securities	25,636	186,692		212,328
U.S. government agency securities	272,751	167,206		439,957
Corporate bonds	628,622	227,013		855,635
Mortgage backed securities	2,213,346	796,510		3,009,856
Municipal securities	1,772,539	31,915		1,804,454
Federal funds sold	6,198	4,954		11,152
Other	561,231	453,447		1,014,678
Total interest income	73,612,721	27,887,020	861,000	102,360,741
Interest expense
Deposits	7,321,031	2,019,129	(430,000)	8,910,160
Borrowed funds	4,177,602	320,091		4,497,693
Total interest expense	11,498,633	2,339,220	(430,000)	13,407,853
Net interest income	62,114,088	25,547,800	1,291,000	88,952,888
Provision for loan losses	955,108	1,656,983		2,612,091
Net interest income after provision for loan losses	61,158,980	23,890,817	1,291,000	86,340,797
Non-interest income
Service charges on deposit accounts	1,982,981	337,012		2,319,993
Gain (loss) on sales or calls of investment securities	35,258	(59,377)		(24,119)
Payment sponsorship fees	—	3,039,162		3,039,162
Earnings on bank owned life insurance	1,167,467	476,050		1,643,517
Gain on disposal of assets	73,663	—		73,663
Gain on sale of loans	94,714	—		94,714
Income on marketable loans	2,319,806	527,947		2,847,753
Other fees and commissions	2,126,716	2,269,670		4,396,386
Total non-interest income	7,800,605	6,590,464	—	14,391,069
Non-interest expense
Salaries and benefits	20,551,526	12,413,164		32,964,690
Occupancy and equipment	7,073,696	2,832,945		9,906,641
Data processing	1,671,720	1,390,458		3,062,178
FDIC insurance and State of Maryland assessments	1,001,522	311,063		1,312,585
Merger and integration	3,985,514	439,055		4,424,569
Core deposit premium amortization	968,880	789,182	1,400,000	3,158,062
Loss (gain) on sales of other real estate owned	(13,589)	(86,587)		(100,176)
OREO expense	301,394	287,183		588,577
Directors Fees	659,300	139,450		798,750
Network services	519,652	—		519,652
Telephone	821,260	115,831		937,091
Other operating	7,302,172	3,007,472		10,309,644
Total non-interest expense	44,843,047	21,639,216	1,400,000	67,882,263

Income before income taxes	24,116,538	8,842,065	(109,000)	32,849,603
Income tax expense	8,152,724	4,000,579	(30,000)	12,123,303
Net income available to common stockholders	$15,963,814	$4,841,486	$(79,000)	$20,726,300

Basic earnings per common share	$1.38	$0.46		$1.30
Diluted earnings per common share	$1.35	$0.45		$1.28
Dividend per common share	$0.32	$—		$0.32

Weighted average common shares outstanding	11,588,045		4,408,087	15,996,132
Effect of Diluted Shares	211,139			211,139
Diluted Shares	11,799,184		4,408,087	16,207,271

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME

1.	Old Line Bancshares issued shares of its stock to stockholders of Bay Bancorp, Inc. to effect the acquisition. The exchange ratio was based on a pricing mechanism that adjusted based on the average closing price as defined in the merger agreement. The unaudited pro forma combined financial information assumes that Old Line Bancshares exchanged each share of Bay Bancorp, Inc. stock for 0.4088 shares of Old Line Bancshares, Inc. common stock and repurchased all fractional shares that resulted from the share exchange.

Bay Bancorp, Inc. stockholders own approximately 25.97% of the voting stock of the combined company after the acquisition. The shares of Old Line Bancshares’ common stock illustrated in this pro forma were recorded at $32.36 per share, the closing price of Old Line Bancshares common stock on the effective date of the merger.

Old Line Bancshares will determine the final allocation of the purchase price after we have completed additional analysis to determine the fair values of Bay Bancorp, Inc.’s tangible and identifiable intangible assets and liabilities as of the date of the acquisition. Changes in the fair value of the net assets of Bay Bancorp, Inc. as of the date of the acquisition will likely change the amount of the purchase price allocable to goodwill. The further refinement of transaction costs and fair valuations will likely change the amount of goodwill recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. Old Line Bancshares has prepared the pro forma financial information to include the estimated adjustments necessary to record the assets and liabilities of Bay Bancorp, Inc. at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as we perform additional analyses. The final acquisition accounting adjustments may be materially different from the pro forma adjustment presented herein. Increases or decreases in the fair value of certain balance sheet amounts including loans, securities, deposits and related intangibles and debt will result in adjustments to the balance sheet and statement of income. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocated to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities. The unaudited pro forma combined financial information presented herein does not necessarily provide an indication of the combined results of operations or the combined financial position, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The total purchase price for the purpose of this pro forma financial information is $143.6 million. The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares outstanding after adjustment for the redemption of fractional shares.

Summary of Purchase Price Calculation and Goodwill Resulting from Merger and Reconciliation of Pro Forma Shares Outstanding at March 31, 2018

($ in thousands except share and per share data)

		March 31, 2018
Purchase Price Consideration-Common Stock
Bay Bancorp shares outstanding exchanged for stock	10,782,992
Exchange ratio	0.4088
Old Line Bancshares shares issued to Bay Bancorp stockholders	4,408,087
Cash consideration for fractional shares and unexercised stock options	$973
Purchase price assigned to shares exchanged for stock	$142,645
Total purchase price		$143,618
Bay Bancorp stockholders' equity, excluding accumulated other comprehensive income	$72,800

Estimated adjustments to reflect assets acquired at fair value:
Loans	(10,909)
Allowance for loan losses	4,392
Deferred loan fees	3,401
Investments	(1,568)
Deferred income taxes	(786)
Other intangible assets (Core deposit premium)	9,177
Other assets	(58)

Estimated adjustments to reflect liabilities acquired at fair value:
Interest bearing deposits	(775)
Defined benefit pension liability	(750)
		74,924
Goodwill resulting from merger		$68,694

Reconcilement of Pro Forma Shares Outstanding
Bay Bancorp shares converted		10,782,992
Exchange ratio		0.4088
Old Line Bancshares shares issued to Bay Bancorp stockholders		4,408,087
Old Line Bancshares shares outstanding		12,566,696
Pro forma Old Line Bancshares shares outstanding		16,974,783
Pro forma % ownership by Bay Bancorp		25.97%
Pro forma % ownership by legacy Old Line Bancshares		74.03%

2.	Adjustment to reflect the issuance of shares of Old Line Bancshares common stock with a $0.01 par value in connection with the merger and the adjustments to stockholders’ equity for the reclassification of Bay Bancorp, Inc.’s historical equity accounts (common stock, accumulated other comprehensive income and retained earnings) into additional paid-in capital.

3.	Adjustment of $9.2 million to core deposit intangible to reflect the fair value of this asset and the related amortization adjustment based upon an expected life of 20 years and using a sum of the years digit method. We expect the amortization of the core deposit intangible to increase pro forma before tax non-interest expense by approximately $1.4 million in the first year following consummation.

4.	Adjustment of $1.6 million to investment securities available for sale represents the fair value difference at the time of sale of the investment portfolio, which was done immediately following close of merger.

5.	Adjustment to loans, net of unearned income to reflect estimated fair value adjustments, which include lifetime credit loss expectations, current interest rates and liquidity, to acquired loans, in addition to the elimination of Bay’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

6.	Adjustment of $775,229 to reflect the fair values of interest bearing time deposit liabilities based on current interest rates for similar instruments. We will recognize this adjustment using a level yield amortization method based upon the maturities of the deposit liabilities. We expect this adjustment will decrease pro forma before tax interest expense by $430 thousand the first year following consummation.

7.	Adjustment of $750,000 to reflect the estimated termination cost of Bay Bancorp’s, Inc.’s frozen defined benefit plan. We are in the process of terminating this plan and have recorded it at the estimated termination cost associated with transferring the future retirement liabilities through the purchase of annuities or the issuance of one time cash redemptions to participants.

8.	Adjustment to reflect the net deferred tax at a rate of 27.5175% related to fair value adjustments on the balance sheet and a statutory tax rate of 27.5175% for book tax expense. We have not taken a tax benefit for certain merger obligations and cost that we do not consider tax deductible.

9.	We are currently evaluating fair value adjustment for the premises and equipment. If an adjustment is necessary, the estimated amortization of the fair value adjustment will amortize over a 40 year period.

10.	Adjustment to other assets of $786 thousand to eliminate Bay Bancorp, Inc.’s deferred assets. There is no pro forma statement of income adjustment for this item.

11.	Adjustment to other assets of $58 thousand to reflect early termination fees for closeout of certificate of deposits with other financial institutions.

12.	We determine basic earnings per common share by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding.

We calculate diluted earnings per common share by including the average dilutive common stock equivalents outstanding during the period. Dilutive common equivalent shares consist of stock options, calculated using the treasury stock method.

For pro forma basic and diluted earnings per common share we have assumed that the shares issued at acquisition are outstanding for the entire three month or twelve month period, respectively.

	March 31, 2018	December 31, 2017
Weighted average number of shares Old Line Bancshares	12,544,266	11,588,045
Shares issued to Bay Bancorp, Inc. stockholders	4,408,087	4,408,087
Subtotal average number of common shares	16,952,353	15,996,132
Dilutive average number of shares	199,016	211,139
Total average common shares including dilutive shares	17,151,369	16,207,271

13.	In conjunction with the merger we expect to incur approximately $8.0 million in expenses associated with conversion of data processing systems, severance, and legal, accounting and consulting fees. We will expense these merger expenses as incurred and have not included them in the pro forma income statement or balance sheet.